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                                                                    ATTACHMENT C





               Consent of Independent Certified Public Accountants




Board of Directors
The Travelers Life and Annuity Company:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/KPMG LLP


Hartford, Connecticut
April 25, 2001